UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Emmis Communications Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-23264	35-1542018
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Emmis Plaza, 40 Monument Circle Suite 700, Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 317-266-0100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to a Resignation dated May 25, 2010, Heath Freeman resigned from his position as a member of the Board of Directors of Emmis Communications Corporation (“Emmis”) effective immediately upon the termination, if any, of the Securities Purchase Agreement, dated May 24, 2010, by and among Alden Global Distressed Opportunities Master Fund, L.P., Alden Global Value Recovery Master Fund, L.P., Alden Media Holdings, LLC, JS Acquisition, LLC and Jeffrey H. Smulyan (the “Purchase Agreement”) pursuant to Article VIII of the Purchase Agreement. On September 27, 2010, Alden Media Holdings, LLC delivered a notice to JS Acquisition, LLC pursuant to Section 8.1(c) of the Purchase Agreement electing to terminate the Purchase Agreement effective immediately. Accordingly, Mr. Freeman’s resignation became effective on September 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: October 4, 2010

By: /s/ J. Scott Enright
Name: J. Scott Enright
Title: Executive Vice President, General Counsel
and Secretary